UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 11, 2024
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35897	No.	52-1222820
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue
New York	New York		10169
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th	VOYAPrB	New York Stock Exchange
interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On September 11, 2024, Voya Financial, Inc., a Delaware corporation (the “Company”), entered into a Master Transaction Agreement (the “Master Transaction Agreement”) with OneAmerica Financial Partners, Inc. (the “Seller”) pursuant to which the Company has agreed to acquire the Seller’s full-service retirement recordkeeping business (the “Business”), through (a) the acquisition by the Company of all of the equity interests of OneAmerica Retirement Services LLC and OneAmerica Investment Advisory Services, LLC, each of which is a wholly-owned subsidiary of the Seller, (b) the reinsurance by Voya Retirement Insurance and Annuity Company, a subsidiary of the Company (“VRIAC”), of the group annuity contracts within the Business that are issued by an affiliate of the Seller, American United Life Insurance Company (“AUL”), which group annuity contracts will be administered by VRIAC on behalf of AUL, and (c) the acquisition by the Company from the Seller and its affiliates of certain other assets included in the Business.
As consideration for the transactions contemplated by the Master Transaction Agreement, the Company will pay to the Seller (i) upfront consideration on the closing date of $50 million, and (ii) contingent consideration of up to $160 million based on retained revenues of the Business measured twelve months following the closing and the performance of certain transition services.
The transaction is expected to close on January 1, 2025, subject to customary closing conditions, including regulatory approvals.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:        /s/ My Chi To
Name:    My Chi To
Title:    Executive Vice President, Chief Legal Officer and Corporate Secretary
Dated: September 13, 2024